Exhibit 10.27

AMENDMENT TO Series G TRANSACTION DOCUMENTS

This AMENDMENT TO Series G TRANSACTION DOCUMENTS (this “Amendment”), dated as of June [__], 2018, with an effective date of June 15, 2018 (the “Effective Date”), is entered into by Summit Semiconductor, Inc., a Delaware corporation (the “Company”), and [________] or [his/her/its] assigns (the “Holder”).

Recitals

WHEREAS, the Company and the Holder (collectively, the “Parties”), along with the other subscribers signatories thereto, entered into that certain Subscription Agreement, dated April 20, 2018, as amended, modified or supplemented from time to time in accordance with its terms (the “Agreement”);

WHEREAS, pursuant to the Agreement, the Holder beneficially owns and holds that certain Series G 15% Original Issue Discount Senior Secured Promissory Note issued [_____], 2018, due June 15, 2018 (the “Maturity Date”), as amended, modified or supplemented from time to time in accordance with its terms (the “Note”);

WHEREAS, pursuant to the Agreement, the Company and the Holder, along with the other subscriber signatories thereto, entered into that certain Security Agreement, dated April 20, 2018 (the “Security Agreement”; and together with the Agreement and the Note, the “Transaction Documents”);

WHEREAS, the Holder has agreed to extend the Maturity Date to July 15, 2018 (the “Extended Maturity Date”) and to an increase of the maximum aggregate offering amount of the Offering (as defined in the Agreement) from $1,500,000 to $2,500,000 (the “Maximum Amount”);

WHEREAS, in consideration of agreeing to the Extended Maturity Date and to an increase of the Maximum Amount, the Company has agreed to increase the original issue discount with respect to the Note and to issue to the Holder a common stock purchase warrant (the “Warrant”) to purchase [____] shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable at an exercise price equal to the lesser of (i) $4.50 or (ii) the highest price per share of Common Stock sold in the Company’s initial public offering, multiplied by 60%; and

WHEREAS, the Parties desire that the Transaction Documents be amended to reflect the foregoing and the modifications of certain provisions of as specified below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the Parties hereto agree as follows:

Agreement

Section 1.       Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Transaction Documents.

Section 2.        Amendments to Agreement.

i.       Wherever the term “Series G 15% Original Issue Discount Senior Secured Promissory Notes” appears in the Agreement, it shall be replaced with “Series G 20% Original Issue Discount Senior Secured Promissory Notes”.

ii.      Wherever the term “Closing” appears in the Agreement, it shall be replaced with “the applicable Closing”.

iii.     Wherever the term “Closing Date” appears in the Agreement, it shall be replaced with “the applicable Closing Date”.

iv.     Section 1.2 of the Agreement is hereby amended and restated in its entirety as follows:

“1.2 Each closing of the Offering (each a “Closing”) will occur on the date that the Company and a Subscriber executes this Agreement (each a “Closing Date”).”

v.      The first Recital of the Agreement is hereby amended and restated in its entirety as follows:

“WHEREAS, the Company is conducting a private offering (the “Offering”) of up to Two Million Five Hundred Thousand Dollars ($2,500,000) in principal amount of Series G 20% Original Issue Discount Senior Secured Promissory Notes (the “Notes”), pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder; and”.

Section 3.        Amendments to Note.

i.       Wherever the term “Series G 15% Original Issue Discount Senior Secured Promissory Notes” appears in the Note, it shall be replaced with “Series G 20% Original Issue Discount Senior Secured Promissory Notes”.

ii.      Wherever the principal amount of $[____] appears in the Note, it shall be replaced with $[_____].

iii.     The second paragraph of the Note of the Note is hereby amended and restated in its entirety as follows:

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“FOR VALUE RECEIVED, the Company promises to pay to [_______] or [his/her/its] registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of [__________] Dollars ($[____]) on July 15, 2018 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:”

iv.     Wherever else the date “June 15, 2018” appears in the Note, it shall be replaced with “July 15, 2018”.

Section 4.       Amendments to Security Agreement. Section 1.9 of the Security Agreement is hereby amended and restated in its entirety as follows:

1.9       “Note” mean the Series G 20% Original Issue Discount Senior Secured Promissory Note issued by the Company to the Purchaser as amended, modified or supplemented from time to time in accordance with their terms.

Section 4.       Issuance of Warrant to Holder. In consideration for Holder agreeing to the Extended Maturity Date and to an increase of the Maximum Amount, the Company agrees to issue to the Holder the Warrant in substantially the form attached hereto as Exhibit A.

Section 5.      Ratifications; Inconsistent Provisions; Severability. Except as otherwise expressly provided herein, the Transaction Documents shall continue to be, in full force and effect. In the event and to the extent that any provision of this Amendment shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provisions of this Amendment, all of which shall remain fully enforceable as set forth herein.

Section 6.       Acknowledgments. The Holder acknowledges and agrees the Company is not in default under the Note or any of the related Transaction Documents. As such, this Amendment represents the compromise between the Parties and is not intended as an admission of any default, liability, fault, claim, wrongdoing, or the like of or by the Company. The Company explicitly denies any and all liability with regard to any potential claims that could be made by the Holder and the Holder acknowledges the foregoing.

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Section 7.        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment (irrespective of the place where it is executed and delivered) shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Amendment (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Amendment), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each of the Parties hereby irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Amendment and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either of the Parties shall commence an action, suit or proceeding to enforce any provisions of the Amendment, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 8.        Headings. The headings contained herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereto.

Section 9.       Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instruments and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other party. Facsimile, PFD, or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above by its respective officers thereunto duly authorized.

SUMMIT SEMICONDUCTOR, Inc.

By:
Name: Gary Williams
Title: Chief Financial Officer

Acknowledged and Accepted as of
the date first written above:

[HOLDER]

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EXHIBIT A

Form of Warrant

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